PHANTOM EQUITY INVESTMENT AGREEMENT
This Phantom Equity Investment Agreement (this “Agreement”) is made as of June 1, 2012, by and among (a) Frontier Airlines, Inc., a Colorado corporation (the “Company”), (b) Republic Airways Holdings Inc., a Delaware corporation (“Republic”), and (c) FAPAInvest, LLC, a Colorado limited liability company (“FAPAInvest”), acting as agent for and on behalf of those persons employed as of June 24, 2011 (the “Agreement Date”) as pilots by the Company (such persons, collectively, the “Participating Pilots”).
WHEREAS, as of the Agreement Date, the Participating Pilots were represented by Frontier Airline Pilots Association (“FAPA”) as parties to that certain Collective Bargaining Agreement with the Company dated as of March 2, 2007 (such agreement, as amended through the Agreement Date, the “CBA”);
WHEREAS, Republic has undertaken a restructuring effort, as presented to the Republic Board of Directors at its May 25, 2011 meeting;
WHEREAS, on the Agreement Date, FAPA and the Company entered into Letter of Agreement 67 to the CBA (such Letter of Agreement 67 dated, and as executed on, the Agreement Date and without regard to any subsequent amendments or modifications, “LOA 67”), pursuant to which FAPA agreed, on behalf of the Participating Pilots, to certain modifications to the CBA (as set forth in Paragraph A of LOA 67) evidencing a deferral of certain payments and employee benefits to which the Participating Pilots would otherwise be entitled under the CBA, in consideration of, among other things, treating such deferrals as investments by the Participating Pilots in the Company (the “Investments”), which gave immediate value to the Company and Republic in executing Republic’s restructuring effort as presented to the Republic Board of Directors at its May 25, 2011 meeting;
WHEREAS, on the Agreement Date, the Company, Republic and FAPAInvest entered into that certain Commercial Agreement (the “Commercial Agreement”), which specifies, among other things, the terms and conditions of the Participating Pilots’ equity participation in the Company, in recognition of the immediate value of the Investments to the Company and Republic as described above;
WHEREAS, Republic owns all of the issued and outstanding equity securities of the Company through its ownership of 100% of Frontier Airlines Holdings, Inc. (“Holdings”); and
WHEREAS, the Company, Republic and FAPAInvest have agreed that the Participating Pilots’ equity participation in the Company in return for the Investments will be accomplished by granting FAPAInvest, for the benefit of the Participating Pilots, phantom equity representing the Participating Pilots’ right to receive from the Company an amount of cash and/or registered shares of the Company’s common stock, no par value (the “Shares”), equal to the value of the equity participation contemplated under the Commercial Agreement, as more particularly set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows

(capitalized terms contained in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Commercial Agreement or LOA 67, as applicable):
SECTION 1.PHANTOM EQUITY PARTICIPATION
1.1    Issuance and Vesting of Phantom Units. The parties agree and acknowledge that the aggregate value of the Investments to be made by the Participating Pilots as set forth in Paragraph A of LOA 67 is $39.3 million (the “Investment Value”). Subject to the Company’s and Republic’s satisfaction of the conditions set forth in Paragraph C of the Commercial Agreement (collectively, the “Conditions”) and continued compliance with such Conditions throughout the term of this Agreement, in consideration of the Investments made by the Participating Pilots pursuant to Paragraph A of LOA 67, the Company hereby grants to FAPAInvest, for the benefit of the Participating Pilots, units (“Units”) on the terms and conditions set forth below:
(a)    The Units represent a right to receive from the Company cash and/or registered Shares of the Company in the aggregate amount (such amount, the “Net Value”) of up to the Investment Value multiplied by a fraction, the numerator of which is the greater of (i) a price per Share of $0.18, resulting in a Net Value of up to $7.074 million, or (ii) any price per Share that is greater than $0.18 that the Company offers to any other stakeholder in the restructuring of the Company (“Stakeholder”), and the denominator of which is $1.00. For the avoidance of doubt, such Stakeholders shall include, but not be limited to, any other represented or non-represented unions or other employee groups, Embraer, Airbus, GECAS and Pratt & Whitney. The Company shall promptly provide FAPAInvest with notice of any offers to Stakeholders of Shares or other equity or related consideration in the Company at a price greater than $0.18 per Share. The price per Share as determined under Section 1.1(a)(i) or (ii) shall be the “Per Share Price” hereunder.
(b)    The Units shall vest at such times as the Investments are actually made by the Participating Pilots from and after the Agreement Date, as set forth in Paragraph A of LOA 67 and the schedule attached thereto and attached hereto as Schedule 1.1(b). So long as Investments are being made by the Participating Pilots under LOA 67, then within 20 days of the end of each calendar quarter during such period beginning with the quarter ended June 30, 2012, the Company shall prepare and deliver to FAPAInvest a written summary (in a form reasonably acceptable to FAPAInvest) of the Investments made by the Participating Pilots during such calendar quarter, setting forth the Units and the corresponding Investment Value and Net Value that vested during such calendar quarter as a result of the Investments made during such quarter. The parties acknowledge that the Investment Value and Net Value that have vested as of March 31, 2012 are $8,000,000 and $1,440,000, respectively.
(c)    With respect to each Participating Pilot, in the event that such Participating Pilot’s employment with the Company ends for any reason, including, without limitation, because of such Participating Pilot’s resignation, retirement, death, or termination of employment by the Company (any such termination of employment, a “Termination Event”), then the vesting of the Participating Pilot’s Pro Rata Share (as defined below) of the Units shall immediately cease as of the effective date of such Termination Event, and the Participating Pilot’s Pro Rata Share of the vested Units shall convert into a corresponding Net Value on one or more Payment Dates as set forth in Section 1.3 below.

1.2    Determination of Pro Rata Share and Allocation Schedule.
(a)    Each Participating Pilot’s pro rata share of the vested Units (“Pro Rata Share”) that shall be paid to such Participating Pilot hereunder on a Payment Date (as hereinafter defined) shall be calculated, as of such applicable Payment Date, as (i) the aggregate Net Value that has vested as of such Payment Date (not previously paid out hereunder) and that is to be paid out to the Participating Pilots in accordance with Section 1.3 on such Payment Date, multiplied by (ii) a percentage determined by dividing (A) the taxable compensation of the Participating Pilot from the Company and its Affiliates for the time period beginning on the date the Participating Pilots began to make Investments hereunder and ending on such applicable Payment Date (if the applicable Payment Date is the first Payment Date hereunder) or beginning on the day after the last Payment Date hereunder and ending on such applicable Payment Date (if the applicable Payment Date is a Payment Date other than the first Payment Date hereunder) (such time period, the “Applicable Time Period”), as such compensation is reported in Box 1 of Form W-2 by (B) the aggregate taxable compensation of all Participating Pilots as such compensation is reported for the Applicable Time Period. (For example: if the aggregate Net Value that has vested for all Participating Pilots as of a Payment Date is $1,000,000, a Participating Pilot’s compensation for the Applicable Time Period is $100,000 and the total Participating Pilots’ compensation for the Applicable Time Period is $60,000,000, that Participating Pilot’s Pro Rata Share as of the applicable Payment Date would be $1,667.) Compensation shall not include compensation received by a Participating Pilot from the Company or its Affiliates for services rendered as a Management Pilot.
(b)    No later than 10 days prior to each Payment Date, the Company shall deliver to FAPAInvest accurate and complete information (collectively, “Information”) setting forth (i) the effective date(s) of every Termination Event that occurred after the date Participating Pilots first began making Investments hereunder (or after the last Payment Date, as applicable) and prior to such applicable Payment Date, and the name of each Participating Pilot whose employment with the Company was terminated by such Termination Event; (ii) the compensation earned by each Participating Pilot for the Applicable Time Period as described in Section 1.2(a) above; and (iii) the Net Value attributable to the Investments made by all of the Participating Pilots through the applicable Payment Date and not previously paid out hereunder. Based on the Information received, FAPAInvest shall then determine each Participating Pilot’s Pro Rata Share due on such Payment Date and no later than two business days prior to such Payment Date, FAPAInvest shall provide the Company with an allocation schedule (the “Allocation Schedule”) for such Payment Date, which Allocation Schedule shall identify (1) the Participating Pilots who shall receive a cash payment or Shares, as applicable, on such Payment Date and (2) the Pro Rata Share of the Net Value that each such Participating Pilot shall receive on such Payment Date. The Allocation Schedule once provided by FAPAInvest to the Company shall be considered final with respect to the applicable Payment Date, and the Company shall be entitled to rely upon such Allocation Schedule in allocating the Net Value among the Participating Pilots on such Payment Date absent manifest error. For purposes of preparing the Information, determining a Participating Pilot’s Investment and Pro Rata Share, and preparing the Allocation Schedule, any Participating Pilot who has not had a Termination Event prior to the date on which the Information is prepared by the Company shall be deemed to have continued as an employee of the Company through the Payment Date.

(c)     FAPAInvest in its sole discretion shall determine any amounts that are to be set aside out of the funds that would have otherwise been distributed to the Participating Pilots under this Agreement to cover costs of the establishment, administration, oversight of, and the enforcement of FAPAInvest’s and the Participating Pilots’ rights under, this Agreement and/or the Frontier Airline Pilots Profit Sharing Plan set up for the benefit of the Participating Pilots. Any payments received by the Participating Pilots under this Agreement will be net of any such amount set aside with FAPAInvest pursuant to this Section. In this regard, FAPAInvest may engage such professionals and service providers as it deems appropriate to assist with the establishment, administration, oversight and enforcement of this Agreement, and include the fees for such persons as costs of establishment, administration, oversight and enforcement of this Agreement for purposes of the set aside under this Section. Any set aside amounts remaining after the last payment to the Participating Pilots under this Agreement shall be allocated and paid to the same Participating Pilots and in the same proportion as such last payment under this Agreement.
1.3    Payments of Net Value
(a)    Payments of vested Net Value shall be made on January 1, 2015 or within ninety (90) days thereafter (the “2015 Payment Date”) and/or January 1, 2017 or within ninety (90) days thereafter (the “2017 Payment Date”), subject to acceleration upon the occurrence of certain events that qualify as a change in ownership or effective control, or ownership of a substantial portion of assets, under Treas. Reg. section 1.409A-3(i)(5) of the Internal Revenue Code of 1986, as amended (the “Code”). Any such events that so qualify are referred to as “409A Events” and any events that do not so quality are referred to as “Non-409A Events.” Illustrative events and calculations are attached to this Agreement as Schedule 1.3. Notwithstanding anything herein to the contrary, the parties agree that if there is a 409A PE Event (as defined in paragraph (b) of Schedule 1.3) prior to December 31, 2014, the Participating Pilots will receive, in accordance with the Allocation Schedule, on the date of the closing of the 409A PE Event, in cash, the lesser of (i) the Net Value attributable to all Units that have vested through such date or (ii) $1,768,000. The parties hereto acknowledge that there may be other events and circumstances not covered by this Section 1.3 or Schedule 1.3 that may occur. The parties agree to address such events in a manner that to the extent practicable is consistent with this Section 1.3 and Schedule 1.3 with the intent of this Agreement to provide Net Value to the Participating Pilots in a manner that complies with Section 409A of the Code. The 2015 Payment Date, the 2017 Payment Date and any other date on which a payment is made to the Participating Pilots hereunder as a result of acceleration of payment upon the occurrence of a 409A Event shall be referred to hereinafter as a “Payment Date” and collectively as the “Payment Dates”.
(b)    As used herein, the term “Equity Event” means: (i) an investment in the Company, directly or indirectly, by investors other than affiliates of Republic (“Nonaffiliates”) that, when combined with (x) the equity participation of FAPAInvest in the Company based on the then current Net Value of the Units and (y) equity participation of other Stakeholders, results in beneficial ownership by Nonaffiliates of greater than 51% of the outstanding equity in the Company (“Private Equity Event”); (ii) sale to the public by the Company, Holdings or another subsidiary of Republic of Shares registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, that, when combined with (x) the equity participation of FAPAInvest in the Company based on the then current Net Value of the Units and (y) equity participation of other Stakeholders, results in beneficial ownership by Nonaffiliates of greater than 51% of the outstanding equity in the Company (“Public Offering”); or (iii) a merger, sale or other change of control transaction that results in beneficial ownership by Nonaffiliates of greater than 51% of the business or assets of the Company (a “Change in Control Transaction”). Any of the foregoing Equity Events in (i) or (ii) may be 409A Events or Non-409A Events; the Equity Event in (iii) shall be deemed a 409A Event.
1.4    Cessation of Investments. In addition to the immediate cessation of the making of Investments by the Participating Pilots as required by paragraph C.1. of LOA 67, the vesting of Units shall immediately cease if the Company and/or Republic fail to satisfy the Conditions at any time prior to a Payment Date under Section 1.3.
1.5    Reduction in Value of Investment. To the extent any Investment is not made by the Participating Pilots in accordance with Paragraph A of LOA 67 (excluding an individual Participating Pilot’s failure to make an Investment as a result of a Termination Event, and excluding a failure to make an Investment as a result of the Company’s or Republic’s failure to satisfy the Conditions or other breach of this Agreement), the Investment Value shall be reduced by the net present value discount rate of 15% with respect to such Investment which is not made and the Net Value shall be reduced accordingly, in accordance with the schedule attached to the Commercial Agreement and to this Agreement.
SECTION 2.    REPRESENTATIONS AND WARRANTIES OF REPUBLIC
Republic hereby represents and warrants to FAPAInvest for the benefit of FAPAInvest and the Participating Pilots as follows except as set forth in Schedule 2:
2.1    Authorization; Validity of Agreement. Republic has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Republic of this Agreement and the consummation by Republic of the transactions contemplated by this Agreement have been duly authorized by, and this Agreement and each of the transactions contemplated by this Agreement have been validly approved by, the requisite vote of Republic’s Board of Directors. No other corporate action or proceeding on the part of Republic is necessary for the execution and delivery by Republic of this Agreement, the performance by Republic of its obligations under this Agreement or the consummation by Republic of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Republic and, assuming due authorization, execution and delivery of this Agreement by FAPAInvest and the Company, is a valid and binding obligation of Republic enforceable against Republic in accordance with its terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (b) general principles of equity.
2.2    No Conflict. The execution and delivery by Republic of this Agreement does not, and the performance by Republic of its obligations under this Agreement or the consummation by Republic of any of the transactions contemplated by this Agreement will not, (a) conflict with, or result in or constitute any violation or breach of or default under, or give rise (either with or without due notice or the passage of time or both or the happening or occurrence of any other event (including through the action or inaction of any person)) to any right of termination, amendment, cancellation or acceleration of any obligation to pay or repay with respect to, or result in the loss of any benefit under, any provision of (i) the certificate of incorporation or bylaws of Republic or (ii) any indenture, loan agreement, mortgage, guarantee, other indebtedness, lease or other agreement, contract, instrument, obligation, understanding or arrangement to which Republic is a party, or by which Republic may be bound which is required to be filed as an exhibit pursuant to Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended ; (b) conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other governmental entity, or any law, applicable to Republic; (c) result in the creation or imposition of (or the obligation to create or impose) any Liens on any of the properties or assets of Republic; or (d) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any authorization applicable to Republic or to any of its properties or assets, or result in any other impairment of the rights of the holder of any such authorization.
2.3    Consents and Approvals. No authorization of or from any governmental entity or any other person on the part of Republic is required in connection with the execution or delivery by Republic of this Agreement, the performance by Republic of its obligations under this Agreement or consummation by Republic of the transactions contemplated by this Agreement.
2.4    Offers to Stakeholders. Neither Republic nor the Company has made any offers to any other Stakeholder in the restructuring of the Company at a price per Share that is greater than $0.18.
SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to FAPAInvest for the benefit of FAPAInvest and the Participating Pilots as follows except as set forth in Schedule 3:
3.1    Authorization; Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by, and this Agreement and each of the transactions contemplated by this Agreement have been validly approved by, the requisite vote of the Company’s Board of Directors. No other corporate action or proceeding on the part of the Company is necessary for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by FAPAInvest and Republic, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (b) general principles of equity.
3.2    No Conflict. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement or the consummation by the Company of any of the transactions contemplated by this Agreement will not, (a) conflict with, or result in or constitute any violation or breach of or default under, or give rise (either with or without due notice or the passage of time or both or the happening or occurrence of any other event (including through the action or inaction of any person)) to any right of termination, amendment, cancellation or acceleration of any obligation to pay or repay with respect to, or result in the loss of any benefit under, any provision of (i) the articles of incorporation or bylaws of the Company or (ii) any material indenture, loan agreement, mortgage, guarantee, other indebtedness, lease or other agreement, contract, instrument, obligation, understanding or arrangement to which the Company is a party, or by which the Company may be bound; (b) conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other governmental entity, or any law, applicable to the Company; (c) result in the creation or imposition of (or the obligation to create or impose) any Liens on any of the properties or assets of the Company; or (d) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any authorization applicable to the Company or to any of its properties or assets, or result in any other impairment of the rights of the holder of any such authorization.
3.4    Consents and Approvals. No authorization of or from any governmental entity or any other person on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or consummation by the Company of the transactions contemplated by this Agreement.
SECTION 4.    REPRESENTATIONS AND WARRANTIES OF FAPAINVEST
FAPAInvest hereby represents and warrants to Republic and the Company that except as set forth in Schedule 4:
4.1    Authorization; Validity of Agreement. FAPAInvest has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. FAPAInvest has taken all requisite action to, and no other action or proceeding on the part of FAPAInvest is necessary for, the execution and delivery by FAPAInvest of this Agreement, the performance by FAPAInvest of its obligations under this Agreement or the consummation by FAPAInvest of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by FAPAInvest and, assuming due authorization, execution and delivery of this Agreement by the Company and Republic, is a valid and binding obligation of FAPAInvest and is enforceable by the Company and Republic against FAPAInvest in accordance with its terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (b) general principles of equity.

4.2    Consents and Approvals. No authorization of or from any governmental entity or any other person on the part of FAPAInvest is required in connection with the execution or delivery by FAPAInvest of this Agreement, the performance by FAPAInvest of its obligations under this Agreement or consummation by FAPAInvest of the transactions contemplated by this Agreement.
SECTION 5.    ADDITIONAL AGREEMENTS
5.1    Board of Directors.
(a)    Upon the closing of an Equity Event, if any, a majority of the Board of Directors of the Company (the “Board”) shall consist of persons who are Nonaffiliates, one of whom shall be a representative designated by FAPAInvest (the “FAPAInvest Director”), and the Company and Republic agree to take all necessary or desirable actions as may be required under applicable law to cause such representative designated by FAPAInvest to be elected as a member of the Board. The FAPAInvest Director shall have the same voting authority as all other voting members of the Board. Further, Republic and Company shall take such action as may be necessary to amend the Company’s bylaws to reflect the foregoing.
(b)    In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a FAPAInvest Director, FAPAInvest shall have the right to designate a replacement to fill such vacancy, and the Company and Republic shall take all necessary or desirable actions as may be required under applicable law to cause the individual designated by FAPAInvest to be elected as a replacement FAPAInvest Director. Neither the Company nor Republic shall take any action to cause the removal of a FAPAInvest Director without cause unless the Company is directed to do so by FAPAInvest, and if the Company is so directed, the Company and Republic shall take all necessary or desirable actions to effect such removal and to elect a replacement FAPAInvest Director.
(c)    The Company agrees to pay each FAPAInvest Director compensation at least as favorable as compensation paid to other Board members for, and to reimburse each FAPAInvest Director for all reasonable and documented out-of-pocket expenses incurred in connection with, the performance of his or her duties as a director of the Company, including reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof, and each FAPAInvest Director shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage as is applicable to all non-employee directors of the Company or which all non-employee directors of the Company are entitled or receive.
SECTION 6.    CONDITIONS
6.1    Conditions to the Investment. As set forth in Section 1.4, the obligation of FAPAInvest to make and continue the Investments is subject to satisfaction by the Company and/or Republic (as applicable) of the conditions set forth in Paragraph C of the Commercial Agreement, unless waived by FAPAInvest in writing.

SECTION 7.    MISCELLANEOUS
7.1    Status Under Code Section 409A. The parties to this Agreement intend that all payments under this Agreement be paid upon the occurrence of a permissible payment event specified under Treasury Regulation section 1.409A-3(a) and that this Agreement thus comply with the Code and this Agreement should be interpreted accordingly. Specifically, payments are intended to be paid at a fixed time specified in this Agreement, or upon the earlier occurrence of an Equity Event that qualifies as a change in ownership or effective control, or ownership of a substantial portion of assets, under Treas. Reg. section 1.409A-3(a)(5). Notwithstanding the foregoing, the Participating Pilots shall be solely responsible for any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code with respect to amounts covered by this Agreement; and neither the Company, Republic, FAPAInvest nor any of their affiliates shall have any responsibility with respect thereto.
7.2    Tax Withholding. The Company is authorized to withhold from any payment under this Agreement, or from any payroll or other payment to a Participating Pilot, amounts of withholding and other taxes due or potentially payable in connection with any allocation or payment under this Agreement and to take such other action as the Company may deem advisable to enable it and/or the Participating Pilots to satisfy obligations for the payment of withholding taxes and other tax obligations relating to participation in the payments due under this Agreement.
7.3    Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or electronic mail, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed as follows (or at such other address for a party as shall be specified by like notice):
(i)    in the case of FAPAInvest, to:
9137 East Mineral Circle, Suite 320
Centennial, CO 80112
Attention: Brandt Burns
Email: bburns@mountaincapital.us
Facsimile No.: (303) 544-6046

with a copy to:
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, CO 80203-4532
Attention: Douglas R. Wright
Email: douglas.wright@faegreBD.com
Facsimile No.: (303) 607-3600
(ii)     in the case of the Company or Republic, to:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: President
Email: BBedford@rjet.com
Facsimile No.: (317) 484-4547
with a copy to:
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
Attention: Gregg J. Berman
Email: GBerman@Fulbright.com
Facsimile No.: (212) 318-3400
7.4    Amendment of this Agreement; Waivers. This Agreement may be amended only by written amendment executed by FAPAInvest, the Company and Republic. Any term of this Agreement may be waived only with the written consent of FAPAInvest, the Company and Republic.
7.5    Interpretation. When a reference is made in this Agreement to Sections, paragraphs or clauses, such reference shall be to a Section, paragraph or clause to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 1, 2012. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
7.6    Fee and Expenses. Each party shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel.
7.7    Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
7.8    Employment and Other Rights. Neither the Agreement nor any action taken hereunder shall be construed as giving any Participating Pilot the right to continue in the employ or service of the Company, or as interfering in any way with the right of the Company to terminate any Participating Pilot’s employment or service at any time.
7.9    Unfunded Arrangement. The arrangement created by this Agreement shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by interests in the arrangement created by this Agreement. Neither FAPAInvest nor any Participating Pilot shall, by virtue of this Agreement, have any interest in any specific assets of the Company.
7.10    Other Benefit and Compensation Programs. Payments received by a Participating Pilot pursuant to this Agreement shall not be treated as a part of such Participating Pilot’s regular recurring compensation for purposes of the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company unless expressly so provided by such other plan, contract or arrangement, or unless the Company expressly determines otherwise.
7.11    Third Party Beneficiaries. The Participating Pilots are third-party beneficiaries of this Agreement and have the right to enforce FAPAInvest’s rights and remedies hereunder. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, the Participating Pilots and their respective permitted successors and assigns any benefit, right or remedy.
7.12    Interests Not Transferable; Assignment by the Parties; Business Transactions. A Participating Pilot’s right or interest in this Agreement or any payment due under this Agreement, may not be transferred by the Participating Pilot except upon his/her death by laws of descent and distribution, and shall not otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void. This Agreement shall not be assignable by operation of law (other than to a successor or in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that FAPAInvest may assign all or part of its rights and obligations under this Agreement, but only if the transferee agrees in writing for the benefit of the Company and Republic (with a copy thereof to be furnished to the Company and Republic) to be bound by the terms of this Agreement (any such transferee shall be included in the term “FAPAInvest”). If during the term of this Agreement, the Company and Republic cease to be part of a controlled group of businesses under Section 414(b) or (c) of the Code, all obligations of the Company and Republic under this Agreement shall continue as an obligation of the Company and all references to Republic in this Agreement thereafter shall be disregarded.
7.13    Entire Agreement. This Agreement, the Commercial Agreement and all other documents required to be delivered pursuant hereto (together with any necessary reference to the terms of LOA 67) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.
7.14    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision shall be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified such illegality, invalidity or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
7.15    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.
7.16    Dispute Resolution. Any dispute arising under this Agreement shall be handled in accordance with the dispute resolution process agreed to between FAPAInvest and the Company; provided, that, if FAPAInvest and the Company cannot agree on a dispute resolution process within thirty (30) days of either party notifying the other party in writing of the existence of a dispute hereunder, all parties reserve the right to pursue any and all remedies as may be available under applicable law.
7.17    Injunctive Relief. The parties agree that their remedies at law in the event of any default or threatened default by the other parties in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without FAPAInvest, the Company or Republic having to prove actual damage or post any bond or other security.
7.18    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.
FRONTIER AIRLINES, INC.

By:/s/ Timothy P. Dooley
    Name: Timothy P. Dooley
    Title: SVP, CFO

REPUBLIC AIRWAYS HOLDINGS INC.

By:/s/ Timothy P. Dooley
    Name: Timothy P. Dooley
    Title: SVP, CFO

FAPAINVEST, LLC, as agent for Participating Pilots

By:/s/ Brandt Burns
    Name: Brandt Burns
    Title: Manager

Schedule 1.1(b)
Schedule of Investments

		2011		2012	2013	2014	2015	2016	2017
July Snapback Avoidance		1.3		2.7	2.7	2.7	2.7	-	-
Jan 2012 Snapback Avoidance				3.6	3.6	3.6	3.6	3.6	-
2.0% One-Year Freeze	0.9		1.8	1.8	1.8	0.9	-	-
	401K
—	2H 2011	1.9
0.03	2012			1.5
0.03	2013				1.5
0.04	2014					0.8
0.05	2015						-	-	-
	Sick Pay Adjustment	0.9		0.9	0.9	0.9	0.9	-	-
Vacation		-		1.6	1.6	1.6	1.6	-	-
Total Savings:		5.0		12.0	12.0	11.3	9.6	3.6	-
Discount Rate		0.15
NPV of Savings:		5.0		10.5	9.1	7.4	5.5	1.8	-	39.3	Total NPV
							Equity Conversion:			0.18
							First Dollar Equity Value:			$7.07	Million

Schedule 1.3
Illustrative Section 1.3 Events
(a)    No Equity Event by 2014. If no Equity Event occurs on or before December 31, 2014, on the 2015 Payment Date the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash the Net Value attributable to all Units that have vested through December 31, 2014.
(b)    409A PE Event by 2014 and No Other Events Thereafter. If one or more Equity Events that are Private Equity Events (as defined in Section 1.3(b)(i)) occurs on or prior to December 31, 2014 that are 409A Events (a “409A PE Event”), and no other events occur prior to December 31, 2016, the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash (i) on the date of the closing of the Private Equity Event, the lesser of the Net Value attributable to all Units that have vested through such date or $1,768,000; (ii) on the 2015 Payment Date, an additional amount, if any (but not less than zero), equal to the 2014 Valuation (as such term is defined below) multiplied by the 2015 Payment Percentage (as such term is defined below); and (iii) on the 2017 Payment Date, an additional amount, if any (but not less than zero), equal to the 2016 Valuation (as such term is defined below) multiplied by the 2017 Payment Percentage (as such term is defined below), determined as follows:
(x)    (A) The percentage of FAPAInvest’s ownership of the Company as of December 31, 2014 shall be determined by dividing the Net Value attributable to all Units that have vested through December 31, 2014 by the valuation of the Company upon the occurrence of the first Private Equity Event as adjusted to deduct the percentage attributable to the cash paid in (b)(i) above (the “2015 Payment Percentage”). Such valuation shall be the fair market value of the Company based on the total investment (including debt incurred, paid or assumed by the Company or assumed by the investors) of the parties triggering the first Private Equity Event.
(B) The percentage of FAPAInvest’s ownership of the Company as of December 31, 2016 shall be determined by dividing the Net Value attributable to all Units that have vested from January 1, 2015 through December 31, 2016 by the valuation of the Company upon the occurrence of the first Private Equity Event (the “2017 Payment Percentage”). Such valuation shall be the fair market value of the Company based on the total investment (including debt incurred, paid or assumed by the Company or assumed by the investors) of the parties triggering the first Private Equity Event.
(y)    A valuation of the Company shall be computed as of December 31, 2014 (the “2014 Valuation”) or as of December 31, 2016 (the “2016 Valuation”). Unless the Company and FAPAInvest agree upon a valuation, such valuation shall be a valuation determined by an accounting firm, valuation firm or other firm providing similar valuation services that is of recognized standing nationally in the United States (each such firm, a “Valuation Firm”) and engaged by the Company and agreed to by FAPAInvest; provided that if the Company and FAPAInvest cannot agree on a Valuation Firm, FAPAInvest shall select and engage a second Valuation Firm. Each Valuation Firm shall deliver its written determination of the Company’s fair market value as of December 31, 2014 or as of December 31, 2016, as the case may be (the “Valuation”) to both the Company and FAPAInvest within thirty (30) days of being retained. The Valuation of the Company or, if there are two Valuations the average of the two Valuations of the Company, shall be the final 2014 Valuation or 2016 Valuation of the Company and shall be final and binding upon all parties hereto. The Company and FAPAInvest shall bear the expenses and fees of the Valuation Firm engaged by them in providing such Valuation.
(c)    Non-409A PE Event by 2014 and No Other Events Thereafter. If one or more Equity Events that are Private Equity Events occurs on or prior to December 31, 2014 that are Non-409A Events (a “Non-409A PE Event”), and no other events occur prior to December 31, 2016, the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash (i) on the 2015 Payment Date, an amount, if any (but not less than zero), equal to the 2014 Valuation multiplied by a fraction, the numerator of which is $5,760,000 and the denominator of which is the valuation of the Company upon the occurrence of the first Private Equity Event; and (ii) on the 2017 Payment Date, an additional amount, if any (but not less than zero), equal to the 2016 Valuation multiplied by the 2017 Payment Percentage.
(d)    409A IPO by 2014 and No Other Events Thereafter. If an Equity Event that is a Public Offering (as defined in Section 1.3(b)(ii)) occurs prior to December 31, 2014 that is a 409A Event (a “409A IPO”), and no other events occur prior to December 31, 2016, the Company shall issue and deliver to the Participating Pilots, in accordance with the Allocation Schedule, (i) on the date of the closing of the 409A IPO, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested through the date of closing of the 409A IPO, (ii) on the 2015 Payment Date, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from the date of closing of the 409A IPO through December 31, 2014, and (iii) on the 2017 Payment Date, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from January 1, 2015 through December 31, 2016. The number of Shares to be issued to the Participating Pilots shall be equal to the Net Value divided by the per Share public offering price for the 409A IPO. Notwithstanding the foregoing, if the Shares are not traded on an exchange or over-the-counter market as of a Payment Date or the Company cannot otherwise deliver registered shares at the time of the 409A IPO despite commercially reasonable efforts to do so, the Company shall, in lieu of issuing Shares to the Participating Pilots, pay to the Participating Pilots an amount equal to the fair market value of the Shares as reasonably determined by the Board of Directors of the Company without minority or marketability discounts. The Company shall provide FAPAInvest with a notice of such fair market value promptly upon determination along with reasonable documentation supporting such determination. FAPAInvest shall have ten (10) days to object to such fair market value determination. If FAPAInvest does not object to such determination within such ten (10) day period, such determination shall be final and binding upon FAPAInvest and the Participating Pilots. If FAPAInvest objects to such determination, the Company and FAPAInvest shall meet to attempt to resolve issues regarding the fair market value determination. If the Company and FAPAInvest are unable to resolve such issues within thirty (30) days of the Company’s receipt of FAPAInvest’s objection, the Company and FAPAInvest shall engage in the process regarding engagement of a Valuation Firm as set forth in Section 1.3(b)(y), and such Valuation Firm(s) shall determine fair market value.
    (e)    Non-409A IPO by 2014 and No Other Events Thereafter. If an Equity Event

that is a Public Offering occurs prior to December 31, 2014 that is a Non-409A Event (a “Non-409A IPO”), and no other events occur prior to December 31, 2016, (i) on the 2015 Payment Date, the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash an amount, if any (but not less than zero), equal to the 2014 Valuation multiplied by a fraction, the numerator of which is $5,760,000 and the denominator of which is the valuation of the Company upon the occurrence of the Non 409A IPO, and (ii) on the 2017 Payment Date, an additional amount, if any (but not less than zero), equal to the 2016 Valuation multiplied by the 2017 Payment Percentage.
(f)    409A PE Event by 2014 and 409A IPO By 2014. If an Equity Event that is a 409A PE Event occurs on or prior to December 31, 2014, and thereafter a 409A IPO occurs prior to December 31, 2014, and no other events occur prior to December 31, 2016, (i) the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash on the date of the closing of the 409A PE Event, the lesser of the Net Value attributable to all Units that have vested through such date or $1,768,000, and (ii) the Company shall issue and deliver to the Participating Pilots, in accordance with the Allocation Schedule, (x) on the date of the closing of the 409A IPO, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested after the date of closing of the Private Equity Event through the date of closing of the 409A IPO plus an amount, if any, equal to the difference between the Net Value attributable to all Units that have vested through the date of the closing of the 409A PE Event and $1,768,000 (the “Residual Net Value”), (y) on the 2015 Payment Date, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from the date of closing of the 409A IPO through December 31, 2014, and (z) on the 2017 Payment Date, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from January 1, 2015 through December 31, 2016. The number of Shares to be issued to the Participating Pilots in (ii) above shall be equal to the amount determined in (ii) above divided by the per Share public offering price for the 409A IPO. Notwithstanding the foregoing, if the Shares are not traded on an exchange or over-the-counter market as of a Payment Date or the Company cannot otherwise deliver registered shares at the time of the 409A IPO despite commercially reasonable efforts to do so, the Company shall, in lieu of issuing Shares to the Participating Pilots, pay to the Participating Pilots an amount equal to the fair market value of the Shares as reasonably determined by the Board of Directors of the Company without minority or marketability discounts. The Company shall provide FAPAInvest with a notice of such fair market value promptly upon determination along with reasonable documentation supporting such determination. FAPAInvest shall have ten (10) days to object to such fair market value determination. If FAPAInvest does not object to such determination within such ten (10) day period, such determination shall be final and binding upon FAPAInvest and the Participating Pilots. If FAPAInvest objects to such determination, the Company and FAPAInvest shall meet to attempt to resolve issues regarding the fair market value determination. If the Company and FAPAInvest are unable to resolve such issues within thirty (30) days of the Company’s receipt of FAPAInvest’s objection, the Company and FAPAInvest shall engage in the process regarding engagement of a Valuation Firm as set forth in Section 1.3(b)(y), and such Valuation Firm(s) shall determine fair market value.
(g)    Non-409A PE Event by 2014 and Non-409A IPO By 2014. If an Equity Event that is a Non-409A PE Event occurs on or prior to December 31, 2014, and thereafter a

Non-409A IPO occurs prior to December 31, 2014, and no other events occur prior to December 31, 2016, (i) on the 2015 Payment Date, the Company shall issue and deliver to the Participating Pilots, in accordance with the Allocation Schedule, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested through December 31, 2014, and (ii) on the 2017 Payment Date, the Company shall issue and deliver to the Participating Pilots, in accordance with the Allocation Schedule, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from January 1, 2015 through December 31, 2016. The number of Shares to be issued to the Participating Pilots in (i) above shall be equal to the Net Value determined in (i) divided by the lesser of (x) the per Share public offering price for the Non-409A IPO or (y) the average closing price of the Shares for December 2014 on the exchange or over-the-counter market on which the Shares are traded and in (ii) above shall be equal to the Net Value determined in (ii) divided by the per Share public offering price for the Non-409A IPO. Notwithstanding the foregoing, if the Shares are not traded on an exchange or over-the-counter market as of a Payment Date or the Company cannot otherwise deliver registered shares at the time of the 409A IPO despite commercially reasonable efforts to do so, the Company shall, in lieu of issuing Shares to the Participating Pilots, pay to the Participating Pilots an amount equal to the fair market value of the Shares as reasonably determined by the Board of Directors of the Company without minority or marketability discounts. The Company shall provide FAPAInvest with a notice of such fair market value promptly upon determination along with reasonable documentation supporting such determination. FAPAInvest shall have ten (10) days to object to such fair market value determination. If FAPAInvest does not object to such determination within such ten (10) day period, such determination shall be final and binding upon FAPAInvest and the Participating Pilots. If FAPAInvest objects to such determination, the Company and FAPAInvest shall meet to attempt to resolve issues regarding the fair market value determination. If the Company and FAPAInvest are unable to resolve such issues within thirty (30) days of the Company’s receipt of FAPAInvest’s objection, the Company and FAPAInvest shall engage in the process regarding engagement of a Valuation Firm as set forth in Section 1.3(b)(y), and such Valuation Firm(s) shall determine fair market value.
(h)    409A PE Event by 2014 and 409A IPO after 2014 and Before 2017. If an Equity Event that is a 409A PE Event occurs on or prior to December 31, 2014, and thereafter a 409A IPO occurs after December 31, 2014 and prior to December 31, 2016, and no other events occur prior to December 31, 2016, (i) the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash (x) on the date of the closing of the 409A PE Event, the lesser of the Net Value attributable to all Units that have vested through such date or $1,768,000, and (y) on the 2015 Payment Date, an additional amount, if any (but not less than zero), equal to the 2014 Valuation multiplied by the 2015 Payment Percentage, and (ii) the Company shall issue and deliver to the Participating Pilots, in accordance with the Allocation Schedule, (x) on the date of the closing of the 409A IPO, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from January 1, 2015 through the date of closing of the 409A IPO, and (y) on the 2017 Payment Date, Shares registered with the SEC equal to the Net Value attributable to all Units that have vested from the date of the closing of the 409A IPO through December 31, 2016. The number of Shares to be issued to the Participating Pilots in (ii) above shall be equal to the amount determined in (ii) above divided by the per Share public offering price for the 409A IPO. Notwithstanding the foregoing, if the Shares are not traded on an exchange or over-the-counter market as of a Payment Date or the Company cannot otherwise deliver registered shares at the time of the 409A IPO despite commercially reasonable efforts to do so, the Company shall, in lieu of issuing Shares to the Participating Pilots, pay to the Participating Pilots an amount equal to the fair market value of the Shares as reasonably determined by the Board of Directors of the Company without minority or marketability discounts. The Company shall provide FAPAInvest with a notice of such fair market value promptly upon determination along with reasonable documentation supporting such determination. FAPAInvest shall have ten (10) days to object to such fair market value determination. If FAPAInvest does not object to such determination within such ten (10) day period, such determination shall be final and binding upon FAPAInvest and the Participating Pilots. If FAPAInvest objects to such determination, the Company and FAPAInvest shall meet to attempt to resolve issues regarding the fair market value determination. If the Company and FAPAInvest are unable to resolve such issues within thirty (30) days of the Company’s receipt of FAPAInvest’s objection, the Company and FAPAInvest shall engage in the process regarding engagement of a Valuation Firm as set forth in Section 1.3(b)(y), and such Valuation Firm(s) shall determine fair market value.
(i)    Change in Control Transaction for Cash—Share Settlement. If an Equity Event that is a Change in Control Transaction (as defined in Section 1.3(b)(iii)) for cash occurs at any time after a 409A IPO or Non-409A IPO and prior to a Payment Date and at such time the Participating Pilots are entitled hereunder to receive Shares for vested Units but have not received such Shares (“Unissued Shares”) due to the requirement that Shares be issued on a Payment Date, the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule and in lieu of the amounts otherwise payable in respect of such vested Units, cash on the date of closing of the Change in Control Transaction in an amount equal to the amount that would have been payable to the Participating Pilots in connection with the Change in Control Transaction if the Unissued Shares attributable to such vested Units had been owned by the Participating Pilots as of such date, and the applicable provisions of Section 1.3 and Schedule 1.3 shall otherwise continue to apply thereafter. The number of Unissued Shares shall be equal to the Net Value divided by the per Share public offering price for the IPO.
(j)    Change in Control Transaction for Cash—Cash Settlement. If an Equity Event that is a Change in Control Transaction for cash occurs at any time after a 409A PE Event or Non-409A PE Event and prior to a Payment Date and at such time the Participating Pilots are entitled to receive cash for vested Units but have not received such cash due to the requirement that cash be paid on a Payment Date, the Company shall pay to the Participating Pilots, in accordance with the Allocation Schedule, in cash on the date of closing of the Change in Control Transaction an amount equal to (i) the valuation of the Company as of the date of the Change in Control Transaction multiplied by (A) if such closing occurs prior to December 31, 2014, (x) the 2015 Payment Percentage times (y) the Net Value attributable to all Units that have vested through the date of the Change in Control Transaction, divided by the Net Value attributable to all Units that have vested through December 31, 2014 or (B) if such closing occurs after December 31, 2014, the 2017 Payment Percentage, adjusted to the date of closing of the Change in Control Transaction, and the applicable provisions of Section 1.3 and Schedule 1.3 shall otherwise continue to apply thereafter.
(k)    Change in Control Transaction for Stock. If an Equity Event that is a Change in Control Transaction for stock occurs at any time on or before December 31, 2014 and such stock is registered with the SEC, the Participating Pilots shall be entitled to receive registered stock on substantially the same terms and conditions as are set forth in subsection (d) above as if the Change in Control Transaction was a 409A IPO.

Illustrative Section 1.3 Calculations

(a)    No Equity Event by 2014.

Total Investment Value as of December 31, 2014: $32,000,000
Net Value for all Units Vested as of December 31, 2014 Paid in Cash to Participating Pilots on or about January 2015: $5,760,000

(b)    409A PE Event by 2014 and No Other Events Thereafter.

Assume 409A PE Event closing on December 31, 2012.
Net Value for all Units Vested as of December 31, 2014: $5,760,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000

Assume valuation of the Company upon the occurrence of the 409A PE Event=$100,000,000, resulting in 2015 Payment Percentage, prior to adjustment, of 5.760% and 2017 Payment Percentage of 1.314%
Assume 2014 Valuation of $150,000,000 and 2016 Valuation of $200,000,000.
Assume that the amount of cash paid in (i) below ($1,768,000) equates to approximately 1.7%.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,790,000
Amount Paid in Cash to Participating Pilots at 409A PE Event closing: $1,768,000

(ii) Amount Paid in Cash to Participating Pilots on or about January 2015: $150,000,000 x approximately 4%= $6,000,000

(iii) Final Payment to Participating Pilots on or about January 2017: $200,000,000 x 1.314%=$2,628,000

(c)     Non-409A PE Event by 2014 and No Other Events Thereafter.

Assume Non-409A PE Event closing on December 31, 2012.
Net Value for all Units Vested as of December 31, 2014: $5,760,000Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000

Assume valuation of the Company upon the occurrence of the Non-409A PE Event=$100,000,000, resulting in payment percentage for payment in January 2015 of 5.760% ($5,760,000/$100,000,000) and a 2017 Payment Percentage of 1.314% ($1,314,000/$100,000,000).
Assume 2014 Valuation of $150,000,000 and 2016 Valuation of $200,000,000.

(i) Amount Paid in Cash to Participating Pilots on or about January 2015: $150,000,000 x

5.760%= $8,640,000

(ii) Final Payment to Participating Pilots on or about January 2017: $200,000,000 x 1.314%=$2,628,000

(d)    409A IPO by 2014 and No Other Events Thereafter.

Assume 409A IPO closing on December 31, 2012.
Assume per share 409A IPO offering price is $15 per share.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,790,000
Number of Shares Issued to Participating Pilots on 409A IPO closing: 186,000

(ii) Investment Value from January 1, 2013 through December 31, 2014: $16,500,000
Net Value for all Units Vested from January 1, 2013 through December 31, 2014: $2,970,000
Number of Shares Issued to Participating Pilots on or about January 2015: 198,000

(iii) Investment Value from January 1, 2015 through December 31, 2016: $7,300,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000
Number of Shares Issued to Participating Pilots on or about January 2017: 87,600

(e)    Non-409A IPO by 2014 and No Other Events Thereafter.

See subsection (c) above.

(f)    409A PE Event by 2014 and 409A IPO By 2014.

Assume 409A PE Event closing on December 31, 2012.
Assume 409A IPO closing on December 31, 2013.
Assume per share 409A IPO offering price is $15 per share.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,790,000
Amount Paid to Participating Pilots on 409A PE Event closing: $1,768,000
Residual Net Value: $1,022,000

(ii) Investment Value from January 1, 2013 through December 31, 2013: $9,100,000
Net Value for all Units Vested from January 1, 2013 through December 31, 2013 Plus Residual Net Value: $2,660,000

Number of Shares Issued to Participating Pilots on 409A IPO closing: 177,300

(iii) Investment Value from January 1, 2014 through December 31, 2014: $7,400,000
Net Value for all Units Vested from January 1, 2014 through December 31, 2014: $1,332,000
Number of Shares Issued to Participating Pilots on or about January 2015: 88,800

(iv) Investment Value from January 1, 2015 through December 31, 2016: $7,300,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000
Number of Shares Issued to Participating Pilots on or about January 2017: 87,600

(g)    Non-409A PE Event by 2014 and Non-409A IPO By 2014.

Assume Non-409A PE Event closing on December 31, 2012.
Assume Non-409A IPO closing on December 31, 2013.
Assume per share Non-409A IPO offering price is $15 per share.
Assume December 2014 average closing price per share is $12 per share.

(i) Total Investment Value as of December 31, 2014: $32,000,000
Net Value for all Units Vested as of December 31, 2014: $5,760,000
Number of Shares Issued to Participating Pilots on or about January 2015: 480,000

(ii) Investment Value from January 1, 2015 through December 31, 2016: $7,300,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000
Number of Shares Issued to Participating Pilots on or about January 2017: 87,600

(h)    409A PE Event by 2014 and 409A IPO after 2014 and Before 2017.

Assume 409A PE Event closing on December 31, 2012.
Net Value for all Units Vested as of December 31, 2014: $5,760,000
Assume valuation of the Company upon the occurrence of the 409A PE Event=$100,000,000, resulting in 2015 Payment Percentage of 5.760%
Assume that the amount of cash paid in (i) below ($1,768,000) equates to approximately 1.7%.

Assume 2014 Valuation of $150,000,000
Assume 409A IPO closing on December 31, 2015.
Assume per share IPO offering price is $15 per share.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,970,000
Amount Paid in Cash to Participating Pilots at 409A PE Event closing: $1,768,000

(ii) Amount Paid in Cash to Participating Pilots on or about January 2015: $150,000,000 x approximately 4%= $6,000,000

(iii) Investment Value from January 1, 2015 through December 31, 2015: $5,500,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2015: $990,000
Number of Shares Issued to Participating Pilots on 409A IPO closing: 66,000

(iv) Investment Value from January 1, 2016 through December 31, 2016: $1,800,000
Net Value for all Units Vested from January 1, 2016 through December 31, 2016: $324,000
Number of Shares Issued to Participating Pilots on or about January 2017: 21,600

(i)    Change in Control Transaction for Cash—Share Settlement.

Assume 409A IPO closing on December 31, 2012.
Assume per share 409A IPO offering price is $15 per share.
Assume “going private” Change in Control Transaction for $20 per share in cash closing on December 31, 2013.
Net Value for all Units Vested from January 1, 2014 through December 31, 2014: $1,332,000
Net Value for all Units Vested from January 1, 2015 through December 31, 2016: $1,314,000
Assume valuation of the Company upon the occurrence of the 409A IPO=$100,000,000, resulting in 2015 Payment Percentage of 1.332% and 2017 Payment Percentage of 1.314%
Assume 2014 Valuation of $150,000,000 and 2016 Valuation of $200,000,000.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,790,000
Number of Shares Issued to Participating Pilots on 409A IPO closing: 186,000

(ii) Investment Value from January 1, 2013 through December 31, 2013: $9,100,000
Net Value for all Units Vested from January 1, 2013 through December 31, 2013: $1,638,000
Number of Unissued Shares Issuable to Participating Pilots as of December 31, 2013: 109,200
Cash Paid to Participating Pilots on Change in Control Transaction Closing: $2,184,000

(iii) Amount Paid in Cash to Participating Pilots on or about January 2015: $150,000,000 x 1.332%= $1,998,000

(iv) Final Payment to Participating Pilots on or about January 2017: $200,000,000 x 1.314%: $2,628,000

(j)    Change in Control Transaction for Cash—Cash Settlement.

Assume 409A PE Event closing on December 31, 2012.
Assume that the amount of cash paid in (i) below ($1,768,000) equates to approximately 1.7%.
Assume valuation of the Company upon the occurrence of the 409A PE Event=$100,000,000, resulting in 2015 Payment Percentage of approximately 4% (5.760%-1.7%) and 2017 Payment Percentage of 1.314%
Assume Change in Control Transaction for cash closing on December 31, 2013.
Assume Change in Control Valuation of $150,000,000.
Net Value of all Units vested through December 31, 2013: $4,428,000; Net Value of all Units

vested through December 31, 2014: $5,760,000, resulting in Percentage of Investments Allocable to 2015 Payment Percentage Vested as of Date of Closing of Change in Control Transaction: 4,428,000/$5,760,000=76.875%
Assume 2014 Valuation of $150,000,000 and 2016 Valuation of $200,000,000.

(i) Total Investment Value as of December 31, 2012: $15,500,000
Net Value for all Units Vested as of December 31, 2012: $2,790,000
Amount Paid to Participating Pilots on 409A PE Event closing: $1,768,000

(ii) Change in Control Payment to Participating Pilots in cash on Change in Control closing: $150,000,000 x 40% x 76.875%: $4,612,500

(iii) Amount Paid in Cash to Participating Pilots on or about January 2015: $150,000,000 x 4% x 23.125%: $1,387,500

(iv) Final Payment to Participating Pilots on or about January 2017: $200,000,000 x 1.314%: $2,628,000

(k)    Change in Control Transaction for Stock.

See subsection (d) above.

Schedule 2
Litigation styled International Brotherhood of Teamsters, Airline Division v. Frontier Airlines, et al (U.S. District Court, District of Colorado Civil Action No. 11-cv-02007) and any other claims by or on behalf of the International Brotherhood of Teamsters against any of the Company, Republic and FAPAInvest. Scheduling these matters is made solely for the purposes of disclosure of potential exceptions to the representations and warranties in this Agreement, and none of the Company, Republic or FAPAInvest admits any liability in these matters as a result thereof or otherwise.

Schedule 3
Litigation styled International Brotherhood of Teamsters, Airline Division v. Frontier Airlines, et al (U.S. District Court, District of Colorado Civil Action No. 11-cv-02007) and any other claims by or on behalf of the International Brotherhood of Teamsters against any of the Company, Republic and FAPAInvest. Scheduling these matters is made solely for the purposes of disclosure of potential exceptions to the representations and warranties in this Agreement, and none of the Company, Republic or FAPAInvest admits any liability in these matters as a result thereof or otherwise.

Schedule 4
Litigation styled International Brotherhood of Teamsters, Airline Division v. Frontier Airlines, et al (U.S. District Court, District of Colorado Civil Action No. 11-cv-02007) and any other claims by or on behalf of the International Brotherhood of Teamsters against any of the Company, Republic and FAPAInvest. Scheduling these matters is made solely for the purposes of disclosure of potential exceptions to the representations and warranties in this Agreement, and none of the Company, Republic or FAPAInvest admits any liability in these matters as a result thereof or otherwise.